SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported):          APRIL 23, 2002



                                   E-REX, INC.
             (Exact name of registrant as specified in its charter)



            NEVADA                   O-27319             88-0292890
       (State or other             (Commission        (I.R.S. Employer
jurisdiction of incorporation)     File Number)     Identification No.)


                  11645 BISCAYNE BOULEVARD, SUITE 210
                             MIAMI, FLORIDA                33181
               (Address of principal executive offices)  (zip code)


                                 (305) 895-3350
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

     Not  applicable.

ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Not  applicable.

ITEM  3.          BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable.

ITEM  4.          CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.          OTHER  EVENTS

     The Company has prepared this Current Report on Form 8-K to update the status of two material litigation matters.

Chris  Ford,  Successor Trustee to the Carol J. Gamble 86 Trust v. International
--------------------------------------------------------------------------------
Investment  Banking,  Inc.,  et  al
-----------------------------------

     In April 2002, the Company was served with a lawsuit brought by Chris Ford, Successor Trustee to the Carol J. Gamble Trust 86, in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, General Jurisdictional Division, case number 02-10265CA1S. The defendants in the action are International Investment Banking, Inc. ("IIBI"), the Company, its Board of Directors, and a former Director.

     The Complaint alleges, among other things, that the plaintiff agreed to lend money to IIBI for the purpose of development of E-Rex's Dragonfly electronic device. The Complaint further alleges theft, diversion of the corporate assets, and breach of fiduciary duties by the defendants in diverting the loan proceeds for the directors own benefit.

     The Complaint requests treble damages in the amount of $750,000 under the note, plus penalties, interest, and attorneys' fees, and an accounting from all defendants.

     The Company is vigorously defending this lawsuit although the Company believes that the action lacks merit. The plaintiff in this case is the same plaintiff as in the case described below. The case is at a stage where no discovery has been taken and no prediction can be made as to the outcome of this case.

Carol  Gamble  Trust  86,  et  al  v.  E-Rex,  Inc.,  et  al
------------------------------------------------------------

     In February 2002, the Company was served with a lawsuit brought by a group of ten (10) plaintiffs, namely Carol Gamble Trust 86, June L. Blackwell, June L. Blackwell and Christopher Ford, as joint tenants, Terry Shores, Steve Rigg, Karl Weinacker, Ressoyia Anderson, Mel Goodman, Slawomir Kownacki, and John
Bussjeager, in the United States District Court, District of Nevada. The defendants in the action are the Company, its Board of Directors, a former
Director,  the  Company's  legal  counsel,  and  two  corporate  entities.

     The Complaint alleges, among other things, that the plaintiffs are shareholders of the Company, that they acquired stock of the Company based on misrepresentations, that management of the Company misappropriated assets of the Company, and further alleges violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Complaint requests an unspecified amount of damages, that the Board of Directors and officers of the Company be removed, and that a receiver or custodian be appointed to operate the business, as well as a judicial determination that the action be maintained as a class action.

     The Court has appointed a Special Master to gather certain factual data alleged in the Complaint, but the hearing on plaintiff's motion for appointment of a receiver and/or custodian, or in the alternative for call of a special meeting of shareholders, has been continued several times until the plaintiffs can establish proper standing. Hearings have also been set on the Company's motion to disqualify plaintiff's counsel, and on plaintiff's motion for certification as a class action.

     The Company is vigorously defending this lawsuit although the Company believes that the action lacks merit. The case is at a stage where no discovery has been taken and no prediction can be made as to the outcome of this case.

Management's  Discussion
------------------------

     In the ordinary course of business, the Company is from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon the financial condition and/or results of operations of the Company.

     In the opinion of the Company's management, matters currently pending or threatened against the Company, unless dismissed or settled within a short period of time, will have a material adverse effect on the financial position and results of operations of the Company because the Company does not have the cash flow to continue to fund defense costs. Management is currently reviewing several strategies for continuing to fund defense costs while at the same time funding the ongoing development of the Dragonfly product. Such strategies may include seeking shareholder approval to increase the authorized common stock so that additional funds can be raised, selling some or all of the Company's current assets, and/or acquiring one or more businesses with positive cash flow. No decisions have been made as of this time.

ITEM  6.          RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.          FINANCIAL  STATEMENTS

     Not  applicable.

ITEM  8.          CHANGE  IN  FISCAL  YEAR

     Not  applicable.

EXHIBITS

     None.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April  29,  2002                    E-Rex,  Inc.

                                            /s/ Carl E Dilley
                                            _________________________
                                            By:     Carl  E.  Dilley
                                            Its:    President